UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 1, 2015

Energizer SpinCo, Inc.

(Exact Name of Registrant as Specified in its Charter)

Missouri	001-36837	36-4802442
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

533 Maryville University Drive

St. Louis, Missouri 63141

(Address of principal executive offices)

Registrant’s telephone number, including area code: (314) 985-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Escrow Agreement

On June 1, 2015, Energizer SpinCo, Inc., a Missouri corporation (“New Energizer”), entered into an escrow agreement with JPMorgan Chase Bank, N.A., in its capacities as a term loan lender, as a revolving lender, as administrative agent for the lenders party to the Credit Agreement (as defined below) (the “Administrative Agent”) and as escrow agent (the “Escrow Agent”), and certain other financial institutions (the “Escrow Agreement”), pursuant to which the parties delivered executed signature pages to a credit agreement to be entered into by New Energizer, the Administrative Agent, and the other financial institutions parties thereto (the “Credit Agreement”).

The Escrow Agent is authorized to release the signature pages delivered pursuant to the Escrow Agreement from the escrow upon receipt of a written notice (the “Release Notice”) from New Energizer requesting the release and delivery of such signature pages and stating that New Energizer expects the initial funding under the Credit Agreement to occur on the date of such request (the “Funding Date”). The Funding Date under the Credit Agreement is subject to customary conditions, including conditions regarding New Energizer’s receipt of no more than $1.0 billion in the aggregate from the Term Loan Facility and the Senior Notes (each as defined below) and the occurrence of the previously announced separation of Energizer Holdings, Inc.’s (“ParentCo”) household products and personal care divisions (the “Spin-Off”). The Credit Agreement will become effective upon the release and delivery of the signature pages from the escrow and the satisfaction of the conditions precedent to the Funding Date under the Credit Agreement. The Escrow Agent’s authority to release and deliver the escrowed signature pages shall terminate if the escrow is not released by 5:00 p.m., New York City time, on July 10, 2015 or if New Energizer otherwise notifies the Administrative Agent in writing that it will not deliver the Release Notice (either such event, an “Escrow Termination Event”).

New Energizer agreed to pay to the lenders under the Term Loan Facility (as defined below) a ticking fee which shall accrue on the average daily unused amount of the unfunded commitments of such lenders at a rate of 1.25% per annum for the period from the 31st day after the date of the Escrow Agreement to the earlier of the date on which the Term Loan Facility is funded or an Escrow Termination Event shall have occurred.

Senior Credit Facilities

The Credit Agreement and related security and other agreements will provide for a new senior secured revolving credit facility in an aggregate principal amount of $250 million (the “Revolving Facility”) and a senior secured term loan B facility in an aggregate principal amount of $400 million (the “Term Loan Facility”) with certain lenders, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Bank of Tokyo Mitsubishi-UFJ, LTD. and Citigroup Global Markets Inc., as joint lead arrangers and joint bookrunners, and J.P. Morgan Chase Bank, N.A., as administrative agent and collateral agent. The Revolving Facility will include (i) a $25 million sublimit for the issuance of letters of credit on customary terms, and (ii) a $10 million sublimit for swing line loans on customary terms.

New Energizer expects that the Revolving Facility will be used for working capital, for general corporate purposes and to pay transaction fees and expenses in connection with its separation from ParentCo. New Energizer expects that approximately $20 million of the Revolving Facility will be drawn as of the consummation of the Spin-Off and the related transactions, in addition to outstanding letters of credit totaling approximately $5.4 million.

The proceeds of the Term Loan Facility will be used, together with the proceeds of the Senior Notes, for a transfer to ParentCo in connection with the contribution of certain assets to New Energizer immediately prior to the completion of the Spin-Off and to the extent of any remaining proceeds, for general corporate purposes.

Incremental Facilities

New Energizer will have the right from time to time to increase the size or add certain incremental revolving or term loan facilities (the “Incremental Facilities”) in minimum amounts of $50 million, subject to customary terms and conditions. The aggregate principal amount of all such Incremental Facilities may not exceed an amount equal to the sum of (i) $325 million plus (ii) an additional amount, so long as, after giving effect to the incurrence of such additional amount, the pro forma senior secured leverage ratio does not exceed 2.75 to 1.00. The maximum amount of incremental revolving facilities may not exceed $100 million.

Interest Rate

Borrowings under the Credit Agreement will bear interest at a rate per annum equal to, at the option of New Energizer, (i) LIBOR plus the applicable margin of (a) 2.50% for term loans subject to a 0.75% LIBOR floor and (b) 1.50% - 2.25% for revolving loans, based on total leverage, or (ii) the Base Rate plus the applicable margin, which will be 1.00% lower than for LIBOR loans.

Maturity and Amortization

The loans and commitments under the Revolving Facility will mature or terminate on the fifth anniversary of the closing date. The loans and commitments under the Term Loan Facility will mature or terminate on the seventh anniversary of the closing date and will require quarterly principal payments at a rate of 0.25% of the original principal balance.

Mandatory Prepayments

Mandatory prepayments on the Term Loan Facility will be required, subject to customary exceptions, (i) from the receipt of net cash proceeds by New Energizer or any of its subsidiaries from certain asset dispositions and casualty events, in each case, to the extent such proceeds are not reinvested or committed to be reinvested in assets useful in the business of New Energizer or any of its subsidiaries within twelve months of the date of such disposition or casualty event, (ii) following the receipt of net cash proceeds from the issuance or incurrence of additional debt of New Energizer or any of its subsidiaries and (iii) in an amount equal to 50% of excess cash flow of New Energizer and its subsidiaries with step-downs to 25% and 0% at senior secured leverage ratio levels of 2.50 to 1.00 and 2.00 to 1.00, respectively.

Guarantees and Security

Obligations of New Energizer under the Credit Agreement will be jointly and severally guaranteed by certain of its existing and future direct and indirectly wholly-owned U.S. subsidiaries (but excluding (i) unrestricted subsidiaries, (ii) immaterial subsidiaries, (iii) any subsidiary that is prohibited by law from issuing guarantees under these circumstances, (iv) any direct or indirect subsidiary of a “controlled foreign corporation” within the meaning of Section 957 of the Internal Revenue Code, and (v) any domestic subsidiary with no material assets other than equity interests of one or more foreign subsidiaries that are “controlled foreign corporations”).

There will be a first priority perfected lien on substantially all of the assets and property of New Energizer and guarantors and proceeds therefrom excluding certain excluded assets. The liens securing the obligations of New Energizer under the Revolving Facility and the Term Loan Facility will be pari passu.

Certain Covenants and Events of Default

The Credit Agreement contains customary financial covenants including (a) a maximum senior secured leverage ratio set at 3:00 to 1:00 and (b) a minimum interest coverage ratio set at 3:00 to 1:00. Only lenders holding at least a majority of the Revolving Facility will have the ability to amend the financial covenants, waive a breach of the financial covenants or accelerate the Revolving Facility upon a breach of the financial covenants, and a breach of the financial covenants will not constitute an event of default with respect to the Term Loan Facility or trigger a cross-default under the Term Loan Facility until the date on which the Revolving Facility has been accelerated and terminated.

In addition, the Credit Agreement contains a number of covenants that, among other things and subject to certain exceptions, will restrict our ability and the ability of our other restricted subsidiaries to:

•	incur additional indebtedness;

•	pay dividends and other distributions;

•	make investments, loans and advances;

•	engage in transactions with our affiliates;

•	sell assets or otherwise dispose of property or assets;

•	alter the business we conduct;

•	merge and engage in other fundamental changes;

•	prepay, redeem or repurchase certain debt; and

•	incur liens.

The Credit Agreement contains certain customary representations and warranties, affirmative covenants and provisions relating to events of default.

5.500% Senior Notes Due 2025

On June 1, 2015, New Energizer completed the issuance and sale of $600,000,000 aggregate principal amount of 5.500% Senior Notes due 2025 (the “Senior Notes”) as contemplated by the Purchase Agreement, dated May 15, 2015 (the “Purchase Agreement”), by and between New Energizer and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the purchasers listed therein (the “Initial Purchasers”). The Senior Notes were issued pursuant to an indenture dated as of June 1, 2015 (the “Indenture”), among New Energizer, certain subsidiary guarantors of New Energizer and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

The Senior Notes were sold to the Initial Purchasers pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). New Energizer did not register the issuance of the Senior Notes under the Securities Act because such issuance did not constitute a public offering.

The Senior Notes were sold to qualified institutional buyers pursuant to Rule 144A (and outside the United States in reliance on Regulation S) under the Securities Act. The Senior Notes have not been registered under the Securities Act or applicable state securities laws, and may not be offered or sold absent registration under the Securities Act or applicable state securities laws or applicable exemptions from registration requirements.

The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions whereby New Energizer, on the one hand, and the Initial Purchasers, on the other hand, have agreed to indemnify each other against, or to contribute to payments for, certain liabilities.

The Initial Purchasers or their affiliates have or may have had various relationships with ParentCo and its subsidiaries, including New Energizer, involving the provision of a variety of financial services, including investment banking, underwriting, commercial banking and letters of credit, for which the lenders or their affiliates receive customary fees and, in some cases, out-of-pocket expenses.

Guarantees

From the date of satisfaction of the Escrow Conditions, as defined below, the Senior Notes will be fully and unconditionally guaranteed, jointly and severally, on an unsecured basis by each of New Energizer’s domestic restricted subsidiaries that is a borrower or guarantor under the Credit Facilities. The guarantees of the guarantor subsidiaries are subject to release in limited circumstances only upon the occurrence of certain customary conditions.

Ranking and Subordination

The Senior Notes and the subsidiary guarantees are unsecured, senior obligations. Accordingly, after the distribution date, they will be:

•	equal in right of payment with all of New Energizer’s and the subsidiary guarantors’ existing and future senior unsecured indebtedness;

•	senior in right of payment to any of New Energizer’s and the subsidiary guarantors’ future subordinated indebtedness;

•	effectively subordinated to all of New Energizer’s and the subsidiary guarantors’ existing and future secured indebtedness, including indebtedness under the Credit Facilities, to the extent of the value of the collateral securing such indebtedness; and

•	effectively subordinated to all future indebtedness and other liabilities, including trade payables, of New Energizer’s non-guarantor subsidiaries (other than indebtedness and other liabilities owed to New Energizer).

Optional Redemption

New Energizer may redeem some or all of the Senior Notes on or after June 15, 2020 at a redemption price equal to 100% of the principal amount thereof, plus a premium declining ratably on an annual basis to par, as set forth in the Indenture, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption. New Energizer may also redeem some or all of the Senior Notes before June 15, 2020 at a redemption price of 100% of the principal amount thereof plus a “make-whole” premium and accrued and unpaid interest, if any, to, but excluding, the date of redemption. In addition, before June 15, 2018, New Energizer may redeem up to 35% of the aggregate principal amount of the Senior Notes at a redemption price of 105.500% of the principal amount of the Senior Notes with the proceeds from certain equity issuances plus accrued and unpaid interest, if any, to, but excluding, the date of redemption.

Change of Control

Upon the occurrence of certain specific change of control events, New Energizer will be required to offer to repurchase all outstanding Senior Notes at 101% of the principal amount thereof plus accrued and unpaid interest to, but excluding, the date of purchase. If holders of not less than 90% of the outstanding Senior Notes accept such offer, New Energizer will have the right to redeem all outstanding Senior Notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest to, but excluding, the date of purchase.

Asset Sales

If New Energizer sells certain assets, under certain circumstances, New Energizer may be required to use the net proceeds of such sales to offer to purchase the Senior Notes at 100% of their aggregate principal amount plus accrued and unpaid interest to, but excluding, the date of purchase.

Certain Covenants

The Indenture, among other things, will limit New Energizer’s ability and the ability of its restricted subsidiaries to:

•	incur additional indebtedness or issue certain preferred stock;

•	pay dividends or repurchase or redeem capital stock or make other restricted payments;

•	limit dividends or other payments by New Energizer’s restricted subsidiaries to New Energizer or its other restricted subsidiaries;

•	incur liens;

•	enter into certain types of transactions with New Energizer’s affiliates; and

•	consolidate or merge with or into other companies.

If in the future the Senior Notes have investment grade credit ratings by both Moody’s Investors Services, Inc. and Standard & Poor’s Ratings Services and no default or event of default exists under the Indenture, certain of these covenants will, thereafter, no longer apply to the Senior Notes for so long as the Senior Notes are rated investment grade by the two rating agencies. These and other covenants that will be contained in the Indenture are subject to important exceptions and qualifications.

Default

The Indenture will provide for customary events of default, including with respect to the escrow arrangements. Generally, if an event of default occurs (subject to certain exceptions), the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Senior Notes may declare all the Senior Notes to be due and payable immediately.

Senior Notes Escrow Agreement

The Senior Notes were issued by New Energizer in connection with its expected separation from ParentCo, pursuant to which the shares of New Energizer will be distributed to the shareholders of ParentCo. Prior to the separation, ParentCo and its subsidiaries plan to undergo an internal reorganization on the terms described in the offering memorandum relating to the Senior Notes.

Pursuant to the Indenture, New Energizer deposited into an account (the “Escrow Account”) with Bank of America, N.A., as escrow agent (the “Senior Notes Escrow Agent”), pursuant to an Escrow and Security Agreement (the “Senior Notes Escrow Agreement”) by and among the Senior Notes Escrow

Agent, Bank of America, N.A., as a “bank” and “securities intermediary”, (in such capacities, the “Financial Institution”), the Trustee, and New Energizer, the proceeds of the offering, plus an incremental amount in cash sufficient to pay the principal amount of the Senior Notes, together with interest accrued on the Senior Notes from June 1, 2015 to, but excluding, July 16, 2015 (the date that is five business days after the latest possible Date of Determination referred to below). The Escrow Account has been pledged to the Trustee, for the benefit of the holders of the Senior Notes, and may be invested in U.S. Government Obligations (as defined in the Senior Notes Escrow Agreement) in which the Trustee, for the benefit of the holders of the Senior Notes, will have a valid and perfected first-priority security interest.

Pursuant to the Indenture, subject to and concurrently with satisfaction of the following conditions (collectively, the “Escrow Conditions”):

(1) completion of the internal reorganization, on substantially the terms described in the offering memorandum relating to the Senior Notes (the “Offering Memorandum”), without any modification that is materially adverse to the holders of the Senior Notes;

(2) the satisfaction of all conditions precedent to initial funding under the Term Loan Facility and the Revolving Facility, pursuant to the Credit Agreement, with terms consistent in all material respects with those described in the Offering Memorandum and the incurrence of $400.0 million under the Term Loan Facility;

(3) New Energizer certifies that it believes that the consummation of the separation on substantially the terms described in the Offering Memorandum without any modification that is materially adverse to the holders of the Senior Notes will occur within one business day after the date of the escrow release;

(4) upon such release and after giving effect thereto, no default shall have occurred and be continuing and New Energizer and its restricted subsidiaries will have no material debt other than debt described in the Offering Memorandum;

(5) (a) the execution and delivery by each domestic restricted subsidiary of New Energizer that guarantees debt or is a borrower under the Credit Agreement of (i) a supplemental indenture pursuant to which it will become a guarantor party to the Indenture and (ii) a joinder agreement under which it will become a party to the Purchase Agreement and (b) the delivery by New Energizer of certain opinions of its counsel to the Initial Purchasers as specified in the Purchase Agreement; and

(6) the delivery by New Energizer to the Senior Notes Escrow Agent of an officers’ certificate certifying that the foregoing conditions have been satisfied and instructing the Senior Notes Escrow Agent to release the funds, the funds in the Escrow Account shall be released to New Energizer.

New Energizer believes that for purposes of the foregoing escrow conditions, the descriptions of the internal reorganization, the Credit Agreement, the separation and the anticipated debt of New Energizer contained in the Offering Memorandum referred to above are substantially the same in all material respects as those contained in the registration statement on Form 10, as amended, of New Energizer, as filed with the Securities and Exchange Commission.

It is understood that certain steps set forth above may occur during the day after the release of funds from the Escrow Account, and the funds shall be released upon certification that such steps will occur during the day thereafter.

In the event that satisfaction of such conditions (the date of such satisfaction, the “Effective Date”) does not take place on or prior to the earlier to occur of (i) the determination by the board of directors of New Energizer, in its good faith judgment, that the Effective Date will not occur by July 9,

2015 or (ii) July 9, 2015 (such earlier date, the “Date of Determination”), the funds in the Escrow Account will be released on the date that is five days after the Date of Determination for the purpose of effecting the mandatory redemption (the “Special Redemption”) of the Senior Notes in accordance with the requirements of the Indenture. Any excess funds remaining in the Escrow Account after the Special Redemption will be released to New Energizer.

All restrictive covenants will be applicable to New Energizer and each of the persons that will be one of its restricted subsidiaries on the Effective Date, beginning on June 1, 2015. Each person, if any, that is not intended to be a subsidiary of New Energizer following the Effective Date will be automatically designated an unrestricted subsidiary when it becomes a subsidiary of New Energizer, and such designation will not be treated as a restricted payment. Such unrestricted subsidiaries will not be party to the Indenture, will not guaranty the Senior Notes and will not be subject to the restrictive covenants in the Indenture.

Notwithstanding the foregoing and notwithstanding the restrictive covenants in the Indenture, the Indenture will provide that New Energizer and its restricted subsidiaries will be permitted, prior to the Effective Date, to engage in the ordinary course of their collective business consistent with past practice, including with ParentCo and its subsidiaries, and to consummate transactions in connection therewith (the “Interim Ordinary Course Transactions”), and the Interim Ordinary Course Transactions and the internal reorganization will be exempt from certain restrictive covenants contained in the Indenture.

General

Copies of the Escrow Agreement, Credit Agreement, the Purchase Agreement, the Indenture, the form of Senior Notes and the Senior Notes Escrow Agreement are filed as Exhibits 10.2, 10.1, 10.3, 4.1, 4.2, and 4.3 respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The descriptions above are summaries of such agreements, do not purport to be complete, and are qualified in their entirety by the complete texts of each such agreement.

Certain of the agents, lenders and Initial Purchasers and their affiliates perform various financial advisory, investment banking and commercial banking services from time to time for New Energizer and its affiliates for which they have received customary fees and compensation for these transactions and may in the future receive customary fees and compensation. Certain of the Initial Purchasers or their affiliates are agents and lenders under the Credit Agreement. From time to time, New Energizer or its subsidiaries may also enter into other banking or other relationships with the Trustee or its affiliates.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

4.1	Indenture, dated June 1, 2015, by and among Energizer SpinCo, Inc., the Guarantors (as defined therein) and The Bank Of New York Mellon Trust Company, N.A., as trustee.

4.2	Form of 5.500% Senior Notes due 2025 (included in Exhibit 4.1).

4.3	Escrow and Security Agreement, dated June 1, 2015, by and among Energizer SpinCo, Inc., Bank of America, N.A., as escrow agent, Bank of America, N.A., as a “bank” and “securities intermediary”, The Bank of New York Mellon Trust Company, N.A., as trustee under the Indenture.

10.1	Credit Agreement, to be entered into by and among Energizer SpinCo, Inc., each lender from time to time party hereto, and JPMorgan Chase Bank, N.A., as administrative agent (included as Exhibit A to the Escrow Agreement filed as Exhibit 10.2 herewith).

10.2	Escrow Agreement, dated June 1, 2015, by and among Energizer SpinCo, Inc., JPMorgan Chase Bank, N.A., in its capacities as administrative agent for certain lenders and as escrow agent, and certain other financial institutions.

10.3	Purchase Agreement, dated as of May 15, 2015, by and among Energizer SpinCo, Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the Initial Purchasers (incorporated by reference to Exhibit 10.5 to Amendment No. 3 to the Registration Statement on Form 10 of Energizer SpinCo, Inc. filed on May 27, 2015).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGIZER SPINCO, INC.

By:	/s/ Brian Hamm
Brian Hamm
Chief Financial Officer

Dated: June 1, 2015

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1	Indenture, dated June 1, 2015, by and among Energizer SpinCo, Inc., the Guarantors (as defined therein) and The Bank Of New York Mellon Trust Company, N.A., as trustee.

4.2	Form of 5.500% Senior Notes due 2025 (included in Exhibit 4.1).

4.3	Escrow and Security Agreement, dated June 1, 2015, by and among Energizer SpinCo, Inc., Bank of America, N.A., as escrow agent, Bank of America, N.A., as a “bank” and “securities intermediary”, The Bank of New York Mellon Trust Company, N.A., as trustee under the Indenture.

10.1	Credit Agreement, to be entered into by and among Energizer SpinCo, Inc., each lender from time to time party hereto, and JPMorgan Chase Bank, N.A., as administrative agent (included as Exhibit A to the Escrow Agreement filed as Exhibit 10.2 herewith).

10.2	Escrow Agreement, dated June 1, 2015, by and among Energizer SpinCo, Inc., JPMorgan Chase Bank, N.A., in its capacities as administrative agent for certain lenders and as escrow agent, and certain other financial institutions.

10.3	Purchase Agreement, dated as of May 15, 2015, by and among Energizer SpinCo, Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the Initial Purchasers (incorporated by reference to Exhibit 10.5 to Amendment No. 3 to the Registration Statement on Form 10 of Energizer SpinCo, Inc. filed on May 27, 2015).